UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment to Bylaws

On January 13, 2016, the Board of Directors of MGM Resorts International (the “Company”) approved and adopted amendments to the Company’s Bylaws, effective as of that date (the “Amended and Restated Bylaws”), to implement “proxy access,” a means for the Company’s stockholders to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. The Amended and Restated Bylaws include a new Section 12(b) of Article I, which sets forth the proxy access process.

Pursuant to Section 12(b)(2) of Article I of the Amended and Restated Bylaws, proxy access will first be available to stockholders for the Company’s 2016 annual meeting of stockholders for director nominees submitted by stockholders through the proxy access process (“stockholder nominees”) no earlier than January 15, 2016 and no later than February 15, 2016, subject to the further requirements set forth in Section 12(b) of Article I of the Amended and Restated Bylaws.

Section 12(b) of Article I of the Amended and Restated Bylaws generally permits a stockholder, or group of not more than 20 stockholders (collectively, an “eligible stockholder”), meeting specified eligibility requirements, to include up to two director nominees or, if greater than two, 20% of the number of directors in office as of the last day a notice for nomination may be timely received in the Company’s proxy materials for annual meetings of its stockholders. In order to be eligible to use the proxy access process, an eligible stockholder must, among other requirements:

•	have owned 3% or more of the Company’s outstanding common stock continuously for at least three years;

•

represent that such stock was acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such eligible stockholder does not presently have such intent; and

•	provide to the Company a notice including required information and requesting the inclusion of stockholder nominees in the Company’s proxy materials:

•	for the 2016 annual meeting of stockholders, not earlier than January 15, 2016 and not later than February 15, 2016, and

•

for annual meetings of stockholders held in 2017 and later, not less than 120 days nor more than 150 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders.

Additionally, stockholder nominees must be independent and meet specified criteria and stockholders will not be entitled to utilize the proxy access process for an annual meeting of stockholders if the Company receives notice through its advance notice bylaw provision set forth in Section 12(a) of the Amended and Restated Bylaws that a stockholder intends to nominate a director at such meeting. An eligible stockholder may also include a written statement of 500 words or less in support of the candidacy of the proposed stockholder nominee(s). Use of the proxy access process to submit stockholder nominees is subject to additional eligibility, procedural and disclosure requirements set forth in Section 12 of the Amended and Restated Bylaws.

Certain revisions have also been made to the advance notice provisions in Section 12(a) of Article I of the Amended and Restated Bylaws relating to requirements for stockholder-nominated director candidates for purposes of consistency with the proxy access process and to include a requirement that the candidate be eligible to be qualified by applicable gaming and regulatory authorities. The Amended and Restated Bylaws also reflect other technical and administrative changes.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective January 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective January 13, 2016

5